UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C., 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date Of Report (Date Of Earliest Event Reported): 3/17/2005

                        American Campus Communities, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                        Commission File Number: 001-32265

              MD                                                  760753089
(State or Other Jurisdiction Of                                (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                         805 Las Cimas Parkway Suite 400
                                Austin, TX 78746
          (Address of Principal Executive Offices, Including Zip Code)

                                  512-732-1000
              (Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act(17CFR240.13e-4(c))
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                       Items to be Included in this Report

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Item 7.01.    Regulation FD Disclosure.

         On March 21, 2005, American Campus Communities, Inc. announced the commencement of construction on the renovation of Fenn Tower, located on the Cleveland State University Campus. American Campus Communities is providing development and construction management services for the $38.4 million project and fees for the project are expected to total approximately $1.5 million.

         This press release is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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                                  Signature(s)

      Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

                                               American Campus Communities, Inc.


                                           By: /s/ Mark J. Hager
                                               ---------------------------------
Date: March 21, 2005.                          Mark J. Hager
                                               Executive Vice President, Chief
                                               Financial and Accounting Officer
                                               and Treasurer


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                                  Exhibit Index

 Exhibit No.    Description
------------    -----------
   EX-99.1      Press Release Dated March 21, 2005